EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of March 27, 2009 by and between EnerTeck Corporation, a Delaware corporation (“Company”), and Gary B. Aman (“Employee”).

WITNESSETH:

WHEREAS, Company is desirous of contracting to employ Employee in an executive capacity on the terms and conditions, and for the consideration, hereinafter set forth and Employee is desirous of contracting to be employed by  the Company on such terms and conditions and for such consideration;

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Employee agree as follows:

ARTICLE 1:  EMPLOYMENT AND DUTIES

1.1           Employment; Effective Date.  Company agrees to employ Employee and Employee agrees  to be employed by Company, effective as of January 1, 2009 (the “Effective Date”), and continuing for the period of time set forth in Article 2 of this Agreement, subject to the terms and conditions of this Agreement.

1.2           Position.  During the term of employment under this Agreement, Company shall employ Employee in the position of President of the Company, and/or in such other executive positions with the Company and/or any of its Affiliates (as defined in paragraph 7.3) as the parties mutually may agree.

1.3           Duties and Services.  Employee agrees to serve in the position referred to in paragraph 1.2 and to perform diligently and to the best of his abilities the duties and services appertaining to such office as reasonably directed by Company

1.4           Other Interests.  Employee agrees, during the period of his employment by Company, to devote his full business time, energy and best efforts to the business and affairs of Company and its Affiliates, provided that nothing shall prohibit the Employee from participating on the board of directors of companies unaffiliated and not in competition with the Company or from participating in charitable, civic or educational activities or managing his personal investments without the consent of the Board of Directors of the Company provided that such activities do not interfere with the Employee’s performance of his duties and responsibilities hereunder and involve no conflict of interest with the interests of the Company.

1.5           Duty of Loyalty.  Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Company and to do no act which would injure the business, interests, or reputation of Companyor any of its Affiliates.  In keeping with these duties, Employee shall make full disclosure to Company of all business opportunities pertaining to Company’s business and shall not appropriate for Employee’s own benefit business opportunities concerning the subject matter of the fiduciary relationship.

1.6           Conflicts of Interest.  It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Company or any of its Affiliates, involves a possible conflict of interest.  In keeping with Employee’s fiduciary duties to Company, Employee agrees that Employee shall not knowingly become involved in a conflict of interest with Company or any of its Affiliates, or upon discovery thereof, allow such a conflict to continue.  Moreover, Employee agrees that Employee shall disclose to the Company’s outside counsel any facts which might involve such a conflict of interest that has not been approved by Company’s Board of  Directors (the “Board of Directors”). In some instances, full disclosure of facts by Employee to the Company’s outside counsel may be all that is necessary to enable  Company or its Affiliates to protect its interests. Employee agrees that the Company’s determination as to whether a conflict of interest exists shall be conclusive.  Company reserves the right to take such action as, in its judgment, will end the conflict.

ARTICLE 2:  TERM AND TERMINATION OF EMPLOYMENT

2.1           Term.  Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Employee for the period (the “Term”) beginning on the Effective Date and ending on December 31, 2010, and thereafter for such period, if any, as may be agreed upon in writing by Employee and Company.

2.2           Company’s Right to Terminate.  Notwithstanding the provisions of paragraph 2.1, Company shall have the right to terminate Employee’s employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

(i)           upon Employee’s death;

(ii)          upon Employee becoming “Permanently Disabled,” which, for purposes of this Agreement, shall mean Employee’s becoming disabled so as to render him incapable of performing the duties associated with his employment;

(iii)         for “Cause,” which, for purposes of this Agreement, shall mean termination by action of the Board of Directors because of Employee’s (A) conviction of a felony, (B) willful refusal without proper legal cause to perform Employee’s duties and responsibilities which remains uncorrected for seven days following written notice to Employee by Company of such breach, (C) willfully engaging in conduct that he knows or should know may be materially injurious to Company or any of its Affiliates, (D) involvement in a conflict of interest as referenced in paragraph 1.6 for which Company makes a determination to terminate the employment of Employee which remains uncorrected for 30 days following written notice to Employee by Company of such breach, (E) material breach of any material provision of this Agreement or corporate code or policy which remains uncorrected for 30 days following written notice to Employee by Company of such breach, or (F) violation of the Foreign Corrupt Practices Act or other applicable United States law as proscribed by paragraph 6.2; or

(iv)        for any other reason whatsoever, in the sole discretion of the Board of Directors.

2.3           Employee’s Right to Terminate.  Notwithstanding the provisions of paragraph 2.1, Employee shall have the right to terminate his employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

(i)          for “Good Reason,” which for purposes of this Agreement shall mean termination by employee within 60 days of and in connection with or based upon (A) a transfer or assignment from Employee’s present position to a position which involves an overall substantial and material reduction in the nature or scope of Employee’s duties and responsibilities, (B) a reduction in Employee’s annual base salary as established pursuant to paragraph 3.1 (including subsequent increases) or the failure to continue Employee’s participation in any incentive compensation or employee benefit plan or program (except a compensation or benefit plan or program that is substantially comparable to an existing compensation or benefit plan or program) in which Employee is participating or is eligible to participate prior to such reduction (other than as a result of the expiration of such plan or program), in each case other than as part of a general program to reduce compensation or employee benefits on a proportional basis relative to other employees of Company, (C) a permanent change and relocation of Employee from the city in which Employee was serving immediately prior to the time of such change to a place which is more than 50 miles away from such location, (D) a Change of Control (as such term is defined in paragraph 7.3 hereof), or (E) a material breach by Company of any material provision of this Agreement which remains uncorrected for 30 days following written notice of such breach by Employee to Company; or

(ii)         for any other reason whatsoever, in the sole discretion of Employee.

2.4           Notice of Termination; Delegation to Board of Directors.  If Company or Employee desires to terminate Employee’s employment hereunder at any time prior to expiration of the Term pursuant to paragraph 2.2 or 2.3, respectively, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Employee’s employment hereunder and stating the effective date and reason for such termination; provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder; and, provided further, that Company shall consult in good faith with Employee and provide a reasonable opportunity for Employee to be heard prior to terminating Employee’s employment hereunder for Cause. It is expressly acknowledged and agreed that the decision as to whether Cause exists for termination of the employment relationship by Company is delegated to the Board of Directors for determination. If Employee disagrees with the decision reached by the Board of Directors, then the dispute will be limited to whether the Board of Directors reached its decision in good faith.

ARTICLE 3:  COMPENSATION

3.1           Base Salary.  During the period beginning on the Effective Date and ending on December 31, 2010, Employee shall receive an annual base salary equal to $200,000.  Such annual base salary shall be subject to review each year for possible increase by the Board of Directors in its sole discretion, provided, however, that it shall have no obligation to grant any such increases in base salary.  Employee has agreed to accrual of said salary until the earlier of (i) such time that the Company’s financial condition improves so that payment of said salary does not cause undue financial burden to the Company which shall be determined by the Board of Directors at its sole discretion, or (ii) January 1, 2010.  At such time, Employee’s accrued salary shall be paid in full without interest and the balance of Employee’s annual base salary shall thereupon be paid in equal installments in accordance with Company’s standard policy regarding payment of compensation to executives.

3.2           Incentive Compensation.  While Employee is actively employed under this Agreement, Employee shall be entitled to participate in any long term and annual incentive plans and arrangements presently existing or as may be adopted from time to time by the Company’s Compensation Committee or Board of Directors.

3.3           Other Employee Benefits.  While employed by Company, Employee shall be allowed to participate, on the same basis generally as other employees of Company, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Company to Company’s employees.  Such benefits plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and pension plans.  Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs.  In addition, while the Employee is actively employed under this Agreement, the Employee shall be entitled to twenty-five (25) days of vacation pay per year, to be used in accordance with the Company’s vacation pay policy for executives, provided however, that up to five (5) days of unused vacation time in a particular year may be carried over to the subsequent year subject to the reasonable approval of the Board of Directors.

3.4           Changes Permitted.  Company shall not by reason of paragraphs 3.2 and 3.3 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any of such benefit plans or programs, so long as such actions are similarly applicable to covered employees generally. Unless specifically provided for in a written plan document adopted by the Board of Directors, none of the benefits or arrangements described in this Article shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Company.

3.5           Stock Option Grant Agreements.  Contemporaneously with the execution of this Agreement, Company shall issue to Employee a Stock Option Grant Agreement substantially in the form attached hereto as Exhibit A pursuant to which Employee shall be awarded as of the date hereof an option to purchase 200,000 shares of Company’s common stock at a purchase price per share of $1.00 which option shall be 25% vested as of the date hereof, become 100% vested on January 1, 2010 and shall expire five years after the Effective Date.

ARTICLE 4:  PROTECTION OF INFORMATION

4.1           Disclosure to Employee.  Company shall disclose to Employee, or place Employee in a position to have access to or develop, trade secrets or confidential information of Company or its Affiliates; and/or shall entrust Employee with business opportunities of Company or its Affiliates; and/or shall place Employee in a position to develop business good will on behalf of Company or its Affiliates.

4.2           Disclosure to and Property of Company.  All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed, or acquired by Employee, individually or in conjunction with others, during Employee’s employment by Company (whether during business hours or otherwise and whether on Company’s premises or otherwise) which relate to Company’s business, products, or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Company and are and shall be the sole and exclusive property of Company.  Moreover, all documents drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Company.  Upon termination of Employee’s employment by Company, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Company.

4.3           No Unauthorized Use or Disclosure.  Employee will not, at any time during or after Employee’s employment by Company, make any unauthorized disclosure of any confidential business information or trade secrets of Company or its Affiliates, or make any use thereof, except in the carrying out of Employee’s employment responsibilities hereunder.  Affiliates of the Company shall be third party beneficiaries of Employee’s obligations under this paragraph.  As a result of Employee’s employment by Company, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Company and its Affiliates.  Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Company’s confidential business information and trade secrets.

4.4           Ownership by Company.  If, during Employee’s employment by Company, Employee creates any work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations, or acquisitions, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Company’s business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Company’s premises or otherwise), Company shall be deemed the author of such work if the work is prepared by Employee in the scope of Employee’s employment; or, if the work is not prepared by Employee within the scope of Employee’s employment but is specially ordered by Company as a contribution to a collective work, as a part of a television commercial, internet interview or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Company shall be the author of the work.

ARTICLE 5:  NON-COMPETITION OBLIGATIONS

5.1           In General.  As part of the consideration for the compensation and benefits to be paid to Employee hereunder; to protect the trade secrets and confidential information of Company and its Affiliates that have been and will in the future be disclosed or entrusted to Employee, the business good will of Company and its Affiliates that has been and will in the future be developed in Employee, or the business opportunities that have been and will in the future be disclosed or entrusted to Employee by Company and its Affiliates; and as an additional incentive for Company to enter into this Agreement, Company and Employee agree to the non-competition obligations hereunder:  Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Company or any of its Affiliates are conducting any business as of the date of termination of the employment relationship or have during the previous 12 months conducted such business:

(i)          engage in any business similar or related to or competitive with the business conducted by Company or any of its Affiliates herein described as performance improvement catalysts for diesel engine applications and any other new business affairs entered into by the Company prior to termination of this Employment contract.

(ii)         render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business similar or related to or competitive with the core business of Company;

(iii)        transact any business in any manner pertaining to suppliers or customers of Company or any of its Affiliates which, in any manner, would have, or is likely to have, an adverse effect upon Company or any of its Affiliates; or

(iv)        induce any employee of Company or any of its Affiliates to terminate his or her employment with Company or any of its Affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company. These non-competition obligations shall be applicable during the Term and extend for a period of one year following the later of (A) termination of the employment relationship, or (B) the time Employee is receiving a salary or benefits pursuant to paragraph 7.1 hereof. If Company abandons a particular aspect of the core business of Company, that is, ceases such aspect of its business with the intention to permanently refrain from such aspect of its business, then this post-employment non-competition covenant shall not apply to such former aspect of Company’s business.

5.2           Enforcement and Remedies. Employee understands that the restrictions set forth in Article 4 and this Article 5, in view of the nature of the business in which the Company is engaged, are reasonable and necessary to protect the legitimate interests of the Company.  Employee acknowledges that money damages would not be sufficient remedy for any breach of such restrictions by Employee, and Company shall be entitled to enforce the provisions of Article 4 and this Article 5 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach.  Such remedies shall not be deemed the exclusive remedies for a breach of such restrictions, but shall be in addition to all remedies available at law or in equity to Company, including, without limitation, the recovery of damages from Employee and Employee’s agents involved in such breach and remedies available to Company pursuant to other agreements with Employee.

5.3           Reformation.  It is expressly understood and agreed that Company and Employee consider the restrictions contained in this Article to be reasonable and necessary to protect the proprietary information of Company.  Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

ARTICLE 6:    STATEMENTS CONCERNING COMPANY; UNITED STATES
FOREIGN CORRUPT PRACTICES ACT AND OTHER LAWS

6.1           Statements Concerning Company.  Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about Company, any of its Affiliates, or any of such entities’ officers, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about Company, any of its Affiliates, or any of such entities’ business affairs, officers, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of Company, any of its Affiliates, or any of such entities’ officers, employees, agents, or representatives; or that give rise to unreasonable publicity about the private lives of Company, any of its Affiliates, or any of such entities’ officers, employees, agents, or representatives; or that place Company, any of  its Affiliates, or any of such entities’ officers, employees, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company, any of its Affiliates, or any of such entities’  officers, employees, agents, or representatives.  A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and its Affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

6.2           United States Foreign Corrupt Practices Act and Other Laws.  Employee shall at all times comply with United States laws applicable to Employee’s actions on behalf of Company, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 U.S.C. 78 (the “FCPA”), as the FCPA may hereafter be amended, and/or its successor statutes. If Employee pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee has personal civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee committed an action resulting in Company or any of its Affiliates having civil or criminal liability or responsibility under the FCPA or other applicable United States law with knowledge of the activities giving rise to such liability or knowledge of facts from which Employee should have reasonably inferred the activities giving rise to liability had occurred or were likely to occur, such action or finding shall constitute “Cause” for termination under this Agreement unless the Board of Directors determines that the actions found to be in violation of the FCPA or other applicable United States law were taken in good faith and in compliance with all applicable policies of Company.

ARTICLE 7:  EFFECT OF TERMINATION ON COMPENSATION

7.1            In General.  If Employee’s employment hereunder shall terminate upon expiration of the Term or if such employment shall be terminated by Employee or by Company prior to the expiration of the Term for any reason whatsoever, then, upon such termination, regardless of the reason, all compensation and all benefits to Employee hereunder shall terminate contemporaneously with the termination of such employment, except that if Employee’s employment is terminated (i) by the Company for any reason (other than Cause, or due to the Employee’s death or becoming Permanently Disabled) prior to the expiration of the Term, or (ii) by the Employee for Good Reason prior to the expiration of the Term, then Employee shall be entitled to receive the following benefits although Employee’s active employment shall cease :

(i)          All payments of the annual base salary under paragraph 3.1 (in the amount in effect on the date Employee’s employment is terminated) and, if applicable, bonus payments under any long term and annual incentive plans and arrangements then existing (based upon Employee’s most recent bonus payment amount received prior to the date Employee’s employment is terminated) at such time and in such manner provided for in Article 3 hereof for the remainder of the Term as if Employee’s employment had continued through the Term; and

(ii)         Employee may participate in all general benefit plans and programs made available by Company to Company’s employees provided for in paragraph 3.3 for the remainder of the Term as if Employee’s employment had continued through the Term.

7.2           Incentive and Deferred Compensation.  This Agreement governs the rights and obligations of Employee and Company with respect to Employee’s base salary and certain perquisites of employment.  Employee’s rights and obligations both during the term of his employment and thereafter with respect to stock options, restricted stock, performance units, life insurance policies insuring the life of Employee, and other benefits under the plans maintained by Company shall be governed by the separate agreements, plans and other documents and instruments governing such matters; provided, however, that upon Employee’s termination of employment hereunder for any reason whatsoever, the benefits payable to Employee shall be paid, when distributable, within 90 days of termination of employment.

7.3           Certain Defined Terms.  For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

(i)          “Affiliate” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Company.

(ii)         “Beneficial Owner” shall be defined by reference to Rule 13(d)-3 under the Securities Exchange Act of 1934, as in effect on the date hereof; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

(iii)        “Change of  Control” shall mean (A) Company merges or consolidates with any other corporation (other than one of Company’s wholly owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (B) Company sells all or substantially all of its assets to any other person or entity, (C) Company is dissolved, (D) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of Company) together with its Affiliates and associates shall become, directly or indirectly, the Beneficial Owner of at least 30% of the Voting Stock of Company, or (E) the individuals who constitute the members of the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election or nomination for election by Company stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (E), considered as though such person were a member of the Incumbent Board.

(iv)       “Voting Stock” shall mean all outstanding shares of capital stock of Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if Company has shares of Voting Stock entitled to more or less than one vote for any such share, such reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

7.4           Liquidated Damages.  In light of the difficulties in estimating the damages for an early termination of this Agreement, Company and Employee hereby agree that the payments, if any, to be received by Employee pursuant to paragraph 7.1 or paragraph 7.2 shall be received by Employee as liquidated damages.

ARTICLE 8:  MISCELLANEOUS

8.1           Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by reputable overnight courier, or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company to:

EnerTeck Corporation
10701 Corporate Drive
Suite 150
Stafford, TX 77477
Attention: Chief Executive Officer

If to Employee to:

Gary B. Aman
6119 Apple Valley Lane
Houston, TX 77069

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

8.2           Applicable Law.  This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of this Agreement to the laws of another State or country.  The parties agree that this Agreement is to be at least partially performed in Houston, Harris County, Texas.

8.3           No Waiver.  No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.4           Severability.  It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law.  If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law.  In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

8.5           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

8.6           Withholding of Taxes and Other Employee Deductions.  Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company’s employees generally.

8.7           Headings.  The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

8.8           Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

8.9           Assignment.  This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal andneither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

8.10           Term.  This Agreement has a term co-extensive with the Term as provided in paragraph 2.1. Termination shall not affect any right or obligation of any party which is accrued or vested prior to such termination. Without limiting the scope of the preceding sentence, the provisions of Articles 4, 5, and 6 shall survive any termination of the employment relationship and/or of this Agreement.

8.11           Entire Agreement.  Except as provided in (i) written company policies promulgated by Company dealing with issues such as securities trading, business ethics, governmental affairs and political contributions, consulting fees, commissions or other payments, compliance with law, investments and outside business interests as officers and employees, reporting responsibilities, administrative compliance, and the like, (ii) the written benefits, plans, and programs referenced in paragraphs 3.2 and 3.3, and (iii) any signed written agreements contemporaneously or hereafter executed by Company and Employee this Agreement constitutesthe entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to Employee’s employment relationship with Employer and the term and termination of such relationship, and replaces and merges previous agreements and discussions pertaining to the employment relationship between Employer and Employee.

8.12           Choice of Counsel.  Employee agrees that Kaye Cooper Fiore Kay & Rosenberg, LLP, the draftsperson of this Agreement, has prepared this Agreement on behalf of the Company and is not representing the Employee in an individual capacity in the negotiation and consummation of the transactions hereunder. The Employee further agrees that he has participated in the preparation of this Agreement and has read and fully understands this Agreement and has been advised and has had the opportunity to retain independent counsel of his own choosing and has done so to the extent he has deemed necessary.

8.13           Negotiated Agreement.   This is a negotiated agreement.  This Agreement shall not be construed against the Company by reason of this Agreement being prepared by counsel to the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, to be effective as of the Effective Date.

ENERTECK CORPORATION

By:	/s/ Dwaine Reese
Name:	Dwaine Reese
Title:	Chief Executive Officer

/s/ Gary B. Aman
GARY B. AMAN